UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2020

KUBIENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37875	82-1808844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 Park Avenue South Suite 72602 New York, New York 10003-1502	18018
(Address of principal executive offices)	(Zip Code)

(866) 668-2567

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KBNT	Nasdaq
Common Stock Purchase Warrants	KBNTW	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 11, 2020, Kubient, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC on behalf of itself and Joseph Gunnar & Co., LLC, as co-representatives of the underwriters (each a “Representative” and collectively, the “Representatives”) named therein (collectively, the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of units of its securities for aggregate gross proceeds of $12,500,000, based on a public offering price of $5.00 per unit. Each unit consists of one share of common stock, par value $0.00001 per share (the “Common Stock”) and one warrant to purchase one share of Common Stock (the “Warrants,” and together with the Common Stock, the “Securities”). The warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance, and will have an exercise price of $5.50 per share. The Warrants will be issued pursuant to a warrant agency agreement (the “Warrant Agency Agreement”) to be entered into by and between the Company and VStock Transfer, LLC, as warrant agent. The Common Stock and the Warrants have been approved to list on The Nasdaq Capital Market under the symbols KBNT and KBNTW, respectively, and are expected to begin trading on August 12, 2020.

Pursuant to the Underwriting Agreement, the Company agreed to issue to the Representatives, as a portion of the underwriting compensation payable to the Underwriters, warrants to purchase up to 125,000 shares of Common Stock (the “Representative Warrants”). The Representative Warrants are exercisable at $6.25 per share, are initially exercisable 180 days after the effective date of the Offering and have a term of four and one-half years from their initial exercise date. Pursuant to customary FINRA rules, the Representative Warrants are subject to a lock-up agreement pursuant to which each Representative will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such warrants or the underlying securities for a period of 180 days from the effective date of the registration statement.

Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to an additional 375,000 shares of Common Stock and/or Warrants to purchase 375,000 shares of Common Stock to cover over-allotments, if any. Maxim Group LLC and Joseph Gunnar & Co., LLC are each acting as co-lead book-running managers for the Offering and The Benchmark Company, LLC is acting as co-manager for the Offering.

Pursuant to the Underwriting Agreement, the Company also granted the Representatives a right of first refusal, for a period of 18 months from the closing of the Offering, to act as co-lead managing underwriters and co-book-runners and/or co-lead placement agents for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by the Company, or any of the Company’s successors or subsidiaries, on terms customary to each of the Representatives. In the event that both Representatives exercise their respective right of first refusal as to the same equity offering, the economic participation between the Representatives for this right of first refusal on such future equity offering will be 50% to each of the Representatives.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, each director and executive officer of the Company has agreed with the Underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 180 days after the date on which a final prospectus relating to the Offering (“the Final Prospectus”) filed with the Securities and Exchange Commission (the “SEC”). The Underwriters also obtained certain lock-up agreements from certain debt holders whose indebtedness will convert into securities of the Company at closing.

The Offering is expected to close on August 14, 2020, subject to the satisfaction of customary closing conditions.

The Company expects to receive approximately $10.7 million in net proceeds from the Offering after deducting the underwriting discount and other estimated offering expenses payable by the Company (or, if the over-allotment option is exercised in full, approximately $12.6 million). The Company expects to use the net proceeds from the Offering for product development, working capital, capital expenditures, repayment of debt, offering expenses, and other general corporate purposes, including investments in sales and marketing in the United States and internationally.  The Company may also use a portion of the proceeds from the Offering for acquisitions or strategic investments in complementary businesses, brands or technologies.

The SEC declared effective a registration statement on Form S-1 (File No. 333-239682) relating to the Securities on August 11, 2020.

The Underwriting Agreement is included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with additional information regarding its terms. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Underwriting Agreement and the Warrant Agency Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the Underwriting Agreement and form of Warrant Agency Agreement, which are filed as Exhibit 1.1 and 4.1 hereto, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On August 11, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
1.1	Underwriting Agreement, by and among Kubient, Inc., Maxim Group LLC, and Joseph Gunnar & Co., LLC
4.1	Form of Warrant Agent Agreement by and between Kubient, Inc. and VStock Transfer, LLC including Form of Warrant
99.1	Press Release dated August 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUBIENT, INC.

Dated: August 12, 2020	By:	/s/ Peter A. Bordes, Jr.
Peter A. Bordes, Jr. Chief Executive Officer